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Exhibit 11.1



Computation of Earnings per Common Share
For the Nine and Three Months Ended September 30, 1997 and 1996
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

                                                                      Nine Months                            Three Months
                                                                 Ended September 30                        Ended September 30
                                                            1997                1996                1997                1996
Primary Earnings
     Net income before minority interest
     in earnings of consolidated subsidiary                 2,637,494           2,398,753            594,221             808,243

     Minority interest in earnings of
     consolidated subsidiary                                (89,994)            (178,021)              4,397             (77,374)
                                                            --------            ---------            --------           ----------
     Net income available to Common                         2,547,500           2,220,732           598,618             730,869
                                                            =========           =========            ========           ==========

Primary Shares

     Weighted average number of Common
     Shares outstanding                                     10,515,499          8,633,930           10,601,187          8,800,576

     Additional shares assuming issuance of
     shares underlying options                              676,909             590,064             671,054             654,392
                                                            ---------           ---------           ----------          -----------
                                                            11,192,408          9,223,994           11,272,241          9,454,968
                                                            ==========          =========           ==========          ===========

Primary Earnings per Common Share

     Net income available to Common                              0.23                0.24                0.05                   0.08
                                                            ==========          =========           ===========         ============

Fully Diluted Earnings

     Net income before minority interest
     in earnings of consolidated subsidiary                 2,637,494           2,398,753           594,221             808,243

     Minority interest in earnings of
     consolidated subsidiary                                (89,994)            (178,021)           4,397               (77,374)

     Plus interest expense attributable
     to Debentures, net of related
     income taxes                                           160,605             658,832             52,805              199,775
                                                            -----------         ----------          ------------        ------------
Net income available to Common                              2,708,105           2,879,564           651,423             930,644
                                                            ===========         ==========          ============        ============

Fully Diluted Shares

     Weighted average number of Common
     Shares outstanding                                     10,515,499          8,633,930           10,601,187          8,800,576

     Additional shares assuming issuance:
     of shares underlying options                           676,909             590,064             671,054             654,392
     of convertible common shares @
          $4.375 per share underlying:
               $6,438,000 from 1/1/97                       1,471,543                               1,471,543           0
               $11,000,000 from 1/1/96                                          2,514,286                               2,514,286
               $1,650,000 from 2/7/96                                           326,215                                 377,143
     Less shares actually issued upon conversions           (434,473)           (92,692)            (520,161)           (271,396)
                                                            ------------        -----------         -------------       ------------
     Fully Diluted Shares                                   12,229,477          11,971,803          12,223,623          12,075,001
                                                            ============        ===========         =============       ============

Fully Diluted Earnings per Common Share
     Net income                                             $0.22               $0.24               $0.05               $0.08
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